                                                                    EXHIBIT 11.1

          COMPUTATION OF EARNINGS PER SHARE FOR THE THREE MONTHS ENDED
                           SEPTEMBER 30, 1998 AND 1997

                                                                          Three Months Ended
                                                                             September 30,
                                                                         1998                1997
                                                                         ----                ----
Basic
-----

Weighted average common shares outstanding (2)                         13,491,000          13,348,000
                                                                       ==========          ==========

Net income (loss) after adjustment for preferred dividends
earned on JIS stock                                                     ($861,446)        $ 1,172,428
                                                                        =========         ===========

Basic net income (loss) per common share                                  ($ 0.06)             $ 0.09
                                                                          =======              ======
Diluted
-------

Weighted average common shares outstanding  (1) (2)                    13,491,000          13,348,000
                                                                       ==========          ==========

Net income (loss) after adjustment for preferred dividends
earned on JIS stock and interest saved on conversion of debt            ($861,446)        $ 1,172,428
                                                                        =========         ===========

Diluted net income per common share                                       ($ 0.06)             $ 0.09
                                                                         ========              ======

(1) Options on 1,483,050 shares and 584,000 shares in 1998 and 1997, respectively, not included in computing diluted earnings per share because their effects are anti-dilutive.
(2) Excludes 40,000 shares of Treasury Stock from its date of purchase on February 28, 1998.

================================================================================

           COMPUTATION OF EARNINGS PER SHARE FOR THE NINE MONTHS ENDED
                           SEPTEMBER 30, 1998 AND 1997

                                                                             Nine Months Ended
                                                                               September 30,
                                                                          1998                1997
                                                                          ----                ----
Basic
-----

Weighted average common shares outstanding (1) (4)                     13,536,000          12,563,000
                                                                       ==========          ==========

Net income after adjustment for preferred dividends earned on
JIS stock                                                                $ 11,203         $ 1,807,123
                                                                         ========         ===========

Basic net income  per common share                                         $ 0.00              $ 0.14
                                                                           ======              ======

Diluted:
-------

Weighted average common shares outstanding (2) (3) (4)                 13,553,000          12,650,000
                                                                       ==========          ==========
Net income after adjustment for preferred dividends earned on
JIS stock and interest saved on conversion of  debt                      $ 11,203         $ 1,810,873
                                                                         ========         ===========
Diluted net income per common share                                        $ 0.00              $ 0.14
                                                                           ======              ======

(1) Includes 93,000 contingently issuable shares based on estimated earnouts.
(2) Options on 1,466,783 shares and 584,000 shares in 1998 and 1997, respectively, not included in computing diluted earnings per share because their effects are anti-dilutive.
(3) Includes 93,000 contingently issuable shares and 16,667 shares representing dilutive effect of outstanding options.
(4) Excludes 40,000 shares of Treasury Stock from its date of purchase on February 28, 1998.